UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2014 (November 14, 2014)
NorthWestern Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-10499 (Commission File Number)	46-0172280 (IRS Employer Identification No.)

3010 W. 69th Street Sioux Falls, South Dakota (Address of principal executive offices)	57108 (Zip Code)

Registrant’s telephone number, including area code: (605) 978-2900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On November 14, 2014, NorthWestern Corporation d/b/a NorthWestern Energy (NYSE: NWE) (the "Company") issued and sold $450 million principal amount of the Company's 4.176% First Mortgage Bonds due 2044 (the “First Mortgage Bonds”). The First Mortgage Bonds were sold in a public offering pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-179568).

The terms of the First Mortgage Bonds were established in the Thirty-third Supplemental Indenture, dated as of November 1, 2014 (the "Supplemental Indenture"), between the Company and The Bank of New York Mellon and Philip L. Watson, as trustees. The First Mortgage Bonds are governed by the terms of the Mortgage and Deed of Trust dated as of October 1, 1945, as amended and supplemented, between the Company and the trustees, and the Supplemental Indenture (collectively, the “Indenture”). The First Mortgage Bonds will rank equally in right of payment with all current and future debt that is secured by the first mortgage lien of the Indenture.

The First Mortgage Bonds will pay interest semi-annually at a rate of 4.176% on May 15th and November 15th of each year, beginning on May 15, 2015.  The Company intends to use the net proceeds from the offering of the First Mortgage Bonds as part of the financing of the Company’s acquisition of PPL Montana, LLC’s eleven hydro-electric generating facilities and associated assets located in Montana, which includes approximately 633 megawatts of hydro-electric generation capacity and one storage reservoir, for a purchase price of approximately $900 million (the “Hydro Transaction”).

The Company may redeem some or all of either series of the First Mortgage Bonds at any time at its option prior to maturity at a make-whole price as described in the Montana Supplemental Indenture. The Company is also required to redeem the bonds in the event (i) the Company does not complete the Hydro Transaction on or prior to February 15, 2015 or (ii) the agreement for the Hydro Transaction is terminated on or at any time prior to such date, at the redemption price described in the Supplemental Indenture.

The Indenture provides for customary events of default, including payment defaults and certain events of bankruptcy, insolvency and reorganization. If an event of default occurs and is continuing, the principal amount of the First Mortgage Bonds, plus accrued and unpaid interest, if any, may be declared immediately due and payable. In addition, under certain circumstances, and to the extent permitted by law, the trustees may be granted certain powers to take possession of, hold, operate and manage, and sell, the mortgaged property.

The description set forth above concerning the First Mortgage Bonds is qualified in its entirety by reference to the Supplemental Indenture, which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01(d).  Financial Statements and Exhibits.

Exhibit 4.1	Thirty-third Supplemental Indenture, dated as of November 1, 2014, between the Company and The Bank of New York Mellon and Philip L. Watson, as trustees.

Exhibit 5.1	Opinion of Timothy P. Olson, Senior Corporate Counsel and Corporate Secretary, Northwestern Corporation

Exhibit 23.1	Consent of Timothy P. Olson (Included as part of Exhibit 5.1 hereto)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWESTERN CORPORATION
(REGISTRANT)

Date: November 14, 2014	By:	/s/ Timothy P. Olson
Name: Timothy P. Olson
Title: Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 4.1	Thirty-third Supplemental Indenture, dated as of November 14, 2014, between the Company and The Bank of New York Mellon and Philip L. Watson, as trustees.

Exhibit 5.1	Opinion of Timothy P. Olson, Senior Corporate Counsel and Corporate Secretary, Northwestern Corporation

Exhibit 23.1	Consent of Timothy P. Olson (Included as part of Exhibit 5.1 hereto)